Exhibit 3(xxiv)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ THAILAND LIMITED” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF FEBRUARY, A.D. 1999, AT 2 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “STAR-KIST SOUTH EAST ASIA, INC.” TO “HEINZ THAILAND LIMITED”, FILED THE TWENTY-FIFTH DAY OF JULY, A.D. 2012, AT 9:36 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HEINZ THAILAND LIMITED”.

	Jeffrey W. Bullock, Secretary of State
3003804 8100H	AUTHENTICATION:	0465804
130679770	DATE:	05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 02/11/1999 991055317 – 3003804

CERTIFICATE OF INCORPORATION

OF

STAR-KIST SOUTH EAST ASIA, INC.

1. The name of the corporation is Star-Kist South East Asia, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of Common Stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election 6f directors need not be written by ballot.

6. The name and mailing address of the incorporator is:

Laura Vitalo

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named for, the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of February, 1999.

Laura Vitalo

2/11/99	[ILLEGIBLE]

State of Delaware Secretary of State Division of Corporations Delivered 09:45 AM 07/25/2012 FILED 09:36 AM 07/25/2012 SRV 120869066 – 3003804 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Star-Kist South East Asia, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the corporation is Heinz Thailand Limited.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24 day of July, 2012.

By:

Authorized Officer
Title:	Vice President

Name:	Leonard A. Cullo, Jr.

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